Exhibit 10.15

APPROVED DEALER/CONTRACTOR AGREEMENT

This Agreement (“Agreement”) is made this 11 day of July, 2006 by and between AFC FIRST FINANCIAL CORPORATION (hereinafter “AFC”), a Pennsylvania corporation, and PETRO HOLDINGS, INC. (hereinafter “Seller”), Clearwater House, 2187 Atlantic Street Stamford, CT 06902 organized under the laws of the State of Minnesota.

WHEREAS, Seller engages in the sale and installation of energy-related home improvement goods and services (“Products”), each evidenced by a written contract (“Purchase Contract”); and

WHEREAS, Seller offers, or desires to offer, credit sale purchase opportunities to its retail customers (“Customers”) through the use of in-home, closed-end retail installment sale contracts (“Installment Contracts”) and other financing options in order to assist Customers in purchasing Products; and

WHEREAS, AFC is engaged in the business of purchasing Installment Contracts from merchants and also offers direct loans to consumers to assist such consumers in purchasing Products (“Loans”); and

WHEREAS, from time-to-time Seller may wish to sell to AFC certain Installment Contracts and to offer its Customers the opportunity to obtain Loans from AFC, and AFC may wish to purchase such Installment Contracts from AFC and provide Loans to the Customers, all in accordance with the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants, and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and AFC agree as follows:

1. Representations and Warranties of Seller. Seller represents, warrants and covenants to AFC that:

A. At all times during the term of this Agreement, Seller shall be and remain duly licensed, authorized to conduct business, and in good standing in all states in which it conducts business, and shall have the legal authority and power to sell and/or install its Products.

B. Seller will not represent itself as an agent or employee of AFC.

C. With regard to any sale or installation of Products, Seller will comply with all applicable laws and regulations in the solicitation, sale and installation of its Products, including all federal and state rights of rescission.

D. The Products will be duly delivered and set in place by the Seller in a good and workmanlike manner, accepted by the Customer in good and habitable condition and working order, shall conform with all warranties, express or implied, representations, legal obligations and local, state and federal requirements and codes concerning the condition, construction, and placement of the eligible improvements, and, upon receipt of notice from AFC and/or Customer to correct any defective work and/or to replace defective material, Seller will within sixty (60) days of such notice correct defective work and/or replace any defective materials.

E. THE SELLER HEREBY GUARANTEES ITS PERFORMANCE IN THE SALE AND INSTALLATION OF PRODUCTS BUT DOES NOT GUARANTEE THE PERFORMANCE OF ANY CUSTOMER ON ANY INSTALLMENT CONTRACT OR LOAN.

F. Seller represents that AFC’s right to receive payments under any installment sale contract or direct loan will not be subject to any defense the Customer may raise relating to proper sale and installation of Products by Seller.

G. Each Purchase Contract arises from the bona fide sale of the Products described therein, and the Seller has not engaged in fraud, misrepresentations or deceptive practices.

H. No part of any down payment has been provided directly or indirectly by Seller, or to the best of Seller’s knowledge, by any person other than the Customer.

I. Any buyer protection plan purchased by a Customer in conjunction with the sale or installation of Products will be in writing and shall comply with all applicable laws.

J. Seller shall honor all warranty or service agreements of Seller or manufacturer with any Customer.

K. AFC may inspect, upon reasonable notice during customary business hours, Seller’s records and work to determine compliance with this Agreement.

L. The execution, delivery and performance by Seller of this Agreement, and of each of the documents contemplated hereunder which are required to be executed and delivered by Seller on an ongoing basis, does not and will not: (i) violate any of the provisions of Seller’s governing documents; (ii) violate any provision of any law in effect which is applicable to Seller, the installment sale contract, the work contract, or any security interest; (iii) require compliance with the notice procedures of any state’s bulk transfer laws; (iv) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to Seller or its properties or by which Seller or its properties is or are bound or affected; (v) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which Seller is a party or by which it or its properties is or are bound; or (vi) result in the creation or imposition of any lien upon any of the properties of Seller pursuant to the terms of any such indenture, mortgage, deed of trust or contract instrument.

2. Representations and Warranties of AFC. AFC represents, warrants and covenants to Seller that:

A. At all times during the term of this Agreement, AFC is and shall be and remain duly organized and in good standing under the laws of the Commonwealth of Pennsylvania.

B. At all times during the term of this Agreement, AFC is and shall be and remain duly licensed, authorized to conduct business in all states in which it conducts business, and shall have all necessary and appropriate legal authority and power either to purchase each Installment Contract or to make each Loan, as the case may be.

C. AFC acknowledges that Seller is not an agent or employee of AFC.

D. Any Installment Contract or Loan documentation provided by AFC for use by Seller under this Agreement will comply in all respects with all applicable state and federal laws, subject to the proper use of such documentation by Seller in accordance with instructions from AFC. Any pre-printed information contained on any Installment Contract or Loan documentation provided by AFC for use by Seller under this Agreement will comply in all respects with all applicable state and federal laws, subject to the genesis of such information being provided by Seller to AFC in accordance with AFC’s instructions.

E. AFC shall conduct its business in all respects in accordance with all applicable state and federal law, including without limitation the processing and servicing of any purchased Installment Contracts and the origination, processing and servicing of any Loans.

3. Breach of Representations and Warranties; Indemnification by Seller. In the event that either party hereto breaches any of the representations or warranties in this Agreement, it shall indemnify, defend and hold harmless the other party for, from and against any and all claims, actions, causes of action, liabilities, damages, losses, settlements, judgments, penalties, any return, forgiveness or cancellation of all or any part of the principal or interest paid or payable on any account, any reasonable attorney fees or expenses, and costs (including, without limitation, litigation-related costs and expenses and reasonable attorneys’ fees) which result directly or indirectly from such breach. The term “losses” as used in this Section includes any amounts recovered by Customer from either party and any unpaid balance of the amount financed and any unpaid finance charges that are not paid by the Customer due to such breach by Seller pursuant to 16 C.F.R. 433 et. seq., Preservation of Borrower’s Claims and Defenses.

4. Reporting Requirements. A party (the “responding party”) shall make available to the other party, promptly upon the other party’s request, all or any of the following information:

A. Financial statements within one hundred twenty (120) days of the responding party’s fiscal year end.

B. Dun and Bradstreet report on responding party.

C. Three (3) trade references.

D. Copy of any license(s) required by applicable law for responding party to operate its business.

E. Evidence of Liability and Workmen’s Compensation Insurance coverage.

5. Sale, Purchase and Assignment of Installment Contracts. Notwithstanding anything to the contrary contained herein or elsewhere, Seller shall not be obligated to sell to AFC, and AFC shall not be obligated to acquire from Seller, any specific Installment Contract, or to make any specific Loan, nor shall any party hereto be required to engage in any particular number of transactions or any particular principal amount of such transactions, either individually or in the aggregate. AFC shall not acquire from Seller any Installment Contract, unless the same is executed and delivered by Seller and all of the other conditions to a sale set forth herein or otherwise have been met to AFC’s complete and sole satisfaction. No liabilities or obligations of Seller under or relating to any Installment Contract or otherwise are being assumed by AFC hereunder, nor shall any such liabilities be assumed by AFC by virtue of entering into this Agreement or purchasing any Installment Contract. Seller may, or shall at AFC’s request, execute a written assignment to AFC, which may be in the form of an individual assignment or part of a blanket assignment, of each Installment Contract. At either its own option or that of AFC, Seller shall endorse each Installment Contract as follows:

“For value received, the undersigned hereby sells, transfers and assigns to AFC all its right, title and interest in and to the within instrument and any real or personal property securing the obligations evidenced thereby.”

The assignment of an Installment Contract, which shall be effective as of Seller’s receipt in good funds of payment under Section 7 below, shall include assignment of all Seller’s right, title and interest to said Installment Contract, all documentation evidencing or executed or provided by the Customer in connection therewith, all of Seller’s rights thereunder, including without limitation Seller’s rights to insurance proceeds or insurance policies relating to such Installment sale Contract or the underlying real or personal property, and all proceeds of any of the foregoing. The Assignment shall be WITHOUT RECOURSE except to the limited extent provided in Section 8 below.

6. Delivery of Documents. Seller shall deliver to AFC the following documents:

A. With respect to an Installment Contract, the original of each Installment Contract executed by the Customer, together with any assignment and/or endorsement executed pursuant to Section 5 above;

B. The original pledge or grant of a security interest, if any, securing the Customer’s obligations under an Installment Contract or Loan, as the case may be;

C. The original credit application completed and signed by the Customer(s);

D. The original underlying Purchase Contract and all related rescission notices and completion certificates with respect to each Purchase Contract and Installment Contract, all properly executed and dated;

E. All documents, agreements, notices, instruments and assignments of any kind relating to the Installment Contract including all of Seller’s books, records, ledger cards, plus all certificates of title, appraisals, opinions or abstracts of title, certificates or policies pertaining to title insurance, hazard insurance, credit life or disability insurance, or any other certificate or document pertaining to the Installment Contract.

7. Payment of Purchase Price or Loan Proceeds. AFC shall purchase any Installment Contract hereunder for the “Amount Financed”, as set forth on the Installment Contract, unless specifically otherwise agreed in writing between Seller and AFC. The purchase price of each Installment Contract purchased or the proceeds of each Loan, as the case may be, will be payable by AFC to the Seller upon satisfaction of the following conditions: (i) delivery of the documents required under Section 6 above to AFC and satisfactory completion of AFC’s quality check thereof, which may include at AFC’s option a telephone audit with Customer to ensure quality control; (ii) delivery by Seller to AFC of a completion certificate on a form supplied by AFC and signed by the Seller and the Customer (“Completion Certificate”), confirming that the work has been completed, is satisfactory, and that the Customer authorizes payment to Seller, and (iii) compliance with all applicable terms of this Agreement and all federal, state and local laws and regulations applicable to the transactions set forth herein.

8. Breach; Repurchase; Termination. In the event of a breach of any representation, warranty or covenant of Seller, any claim by a Customer based upon allegations of fact which if found to be true would constitute a breach of Seller’s warranties herein or if Seller or AFC is named as a defendant or responding party in any administrative, regulatory, or judicial proceeding or complaint based upon allegations of fact which if found to be true would constitute a breach of Seller’s warranties or representations herein, Seller shall:

(a) At AFC’s request, immediately repurchase the Installment Contract affected by the breach of representation or warranty or alleged breach of representation or warranty by paying to AFC the total purchase price for such account, plus accrued interest at the rate set forth in the Installment Contract, plus expenses, less actual payments received by AFC after purchase. Said repurchase is without any representation, warranty or recourse on part of AFC; and

(b) On demand, hold AFC, its parent, subsidiaries, affiliates, lenders, successors and assigns and their respective officers, employees, agents and directors free and harmless from any resulting claims, losses, costs, damages, punitive damages, penalties, any return, forgiveness or cancellation of all or any part of the principal or interest paid or payable on any Account, any attorney fees, legal fees or expenses imposed or sought to be imposed upon it, however denominated, and, at AFC’s option, forthwith enter and defend AFC at Seller’s sole expense in any judicial, administrative, or regulatory proceedings using counsel selected by AFC.

Either party may terminate this Agreement in writing at any time and for any reason by thirty (30) days written notice of termination. The provisions of this Agreement which by their plain meaning are intended to survive termination shall so survive. Termination of this Agreement shall not release either party hereto from any of its responsibilities or liabilities related to such transactions unless and until a party expressly agrees in writing to release the other from those responsibilities or liabilities.

9. Notices. All notices between the parties shall be in writing and shall be sent by registered or certified US Mail, return receipt requested, addressed to the address set forth below, (except that AFC may notify Seller of changes in its programs and procedures from time to time orally, by FAX, by mail, by hand delivery, or by whatever means AFC in its sole discretion deems appropriate), or to such other address as may be specified by written notices delivered in accordance herewith.

(1) AFC:	(2) Seller
Peter J. Krajsa, President	President
AFC First Financial Corp.	Petro Holdings, Inc.
P.O. Box 1844	Clearwater House, 2187 Atlantic Street
Allentown, PA 18105-1844	Stamford, CT 06902

10. Amendment. This Agreement may be amended or modified by the parties from time to time, but only by written agreement executed by both parties.

11. Governing Law. This Agreement has been executed in and shall be governed by the laws of the Commonwealth of Pennsylvania.

12. Assignment. The rights and obligations under this Agreement shall not be assigned by either party, except with the prior written consent of the other party, which consent shall not be unreasonably withheld.

13. Entire Agreement. The terms contained herein constitute the entire agreement of the parties with respect to the matters herein. Any representations or agreements that may have been made by any party prior to the execution of this Agreement with respect to such matters are void, and neither of the parties has relied on such prior representation in executing this Agreement. The recitals set forth above are included herein as if set forth in full. If any one or more of the provisions contained in this Agreement for any reason are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, the duly authorized representatives of each of the parties hereto have hereunto set their hands and seals as of the date and year first above written.

AFC FIRST FINANCIAL CORPORATION		PETRO HOLDINGS, INC.

By:	/s/ Peter J. Krajsa	By:	/s/ Joseph R. McDonald
	Peter J. Krajsa, President		Joseph R. McDonald V.P. Sales and Marketing
Print Name and Title

ADDENDUM

TO APPROVED DEALER/CONTRACTOR AGREEMENT FOR

APPROVED PENNSYLVANIA ENERGYLOAN SELLERS

IN KEYSTONE HOME ENERGYLOAN PROGRAM

THIS ADDENDUM (“Addendum”) SHALL FORM A PART OF, AND ITS TERMS AND CONDITIONS ARE INCORPORATED INTO, THE APPROVED DEALER/CONTRACTOR AGREEMENT DATED July 11, 2006 BY AND BETWEEN AFC First Financial Corporation and PETRO HOLDINGS, INC. as “Seller” (the “Agreement”).

WHEREAS, the parties hereto desire to facilitate financing at reduced interest rates under the Keystone Home Energy Loan Program (the “Program”) for Customers resident in the Commonwealth of Pennsylvania, who procure certain qualifying Products from contractors and dealers who are qualified, in the determination of AFC, to install and service ENERGYSTAR™ products and services (“Approved Seller”).

NOW, THEREFORE, the parties agree as follows.

(a)	Seller shall represent its role in the Program properly to the Consumer solely as an Approved Seller authorized to make Installment Contracts under the Program, and not to identify itself as an “approved” ENERGYSTAR™ dealer or to use a similar reference.

(b)	Each Installment Contract written by Seller and purchased by AFC under the Program shall comply with the terms of the Program, including without limitation with respect to the Products subject thereto and the percent of the total cost shown on the Installment Contract that represents qualifying Products.

(c)	Seller shall report the exact nature, make and model of the qualifying ENERGYSTAR™ or other improvement to AFC at the time of application, on a form approved by AFC and signed by both Seller and Consumer.

(d)	AFC shall assist Seller in marketing of the Program and the training of its staff in explaining to the Consumer the benefits of financing and utilizing ENERGYSTAR™ and other qualifying improvements.

(e)	All other terms, conditions and representation of the Agreement remain in full force and effect. To the extent there is any conflict between the terms of this Addendum and the Agreement, the Agreement shall control.

IN WITNESS WHEREOF, the duly authorized representatives of each of the parties hereto have hereunto set their hands and seals as of the date shown below.

PETRO HOLDINGS, INC.

By:	/s/ Joseph R. McDonald	7/11/06
Dealer Signature		Date

Joseph R. McDonald V.P. Sales and Marketing
Print Name and Title

AFC First Financial

By:	/s/ Peter J. krajsa
Peter J. krajsa, President